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Exhibit 5.1

KAYE SCHOLER LLP	425 Park Avenue New York, New York 10022-3598 212 836-8000 Fax 212 836-8689 www.kayescholer.com

November 17, 2009

Emergency Medical Services Corporation
6200 S. Syracuse Way
Greenwood Village, CO 80111

  Re:
  Emergency Medical Services Corporation
   Registration Statement on Form S-3

Ladies and Gentlemen:

        This opinion is furnished to you in connection with a registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of an undetermined number of shares of class A common stock, par value $0.01 per share (the "Shares"), of Emergency Medical Services Corporation, a Delaware corporation (the "Corporation"). Of the Shares, an unspecified number (the "LP Offered Shares") may be sold by selling stockholders to be identified in a prospectus supplement (the "LP Selling Stockholders") and 11,250 Shares (the "Director Shares") may be sold by certain directors of the Corporation identified in the section captioned "Selling Stockholders" in the prospectus included in the Registration Statement (the "Director Selling Stockholders"). The LP Selling Stockholders and the Director Selling Stockholders are referred to, collectively, as "Selling Stockholders" and the LP Offered Shares and the Director Shares are referred to, collectively, as "Selling Stockholder Shares". We have been advised by the Corporation that the LP Offered Shares will be limited to shares of class A common stock ("Exchange Shares") to be issued upon conversion of shares of the Corporation's class B common stock, par value $0.01 per share ("class B common stock") that are (i) currently issued and outstanding or (ii) issued in exchange for currently outstanding LP Exchangeable Units (the "LP Units") representing limited partnership interests of Emergency Medical Services L.P. We have been advised by the Corporation that the Director Shares will be limited to the Corporation's class A common stock subject to options issued pursuant to stock option awards granted in 2005 which options (or shares of class A common stock issued upon exercise thereof (the "Option Shares")) are held by the Director Selling Stockholders as of November 17, 2009.

        We are acting as counsel for the Corporation in connection with the registration for resale by the Selling Stockholders of the Selling Stockholder Shares. We have examined a signed copy of the Registration Statement to be filed with the Commission. We have also examined and relied upon the Certificate of Incorporation and By-Laws of the Corporation, each as restated and/or amended to date (collectively, the "Charter Documents"), and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion. Our opinion in paragraphs 1 and 2 below, insofar as it relates to the Exchange Shares or Option Shares being fully paid, is based solely on an officer's certificate of the Corporation, executed and delivered to us by an executive officer of the Corporation, confirming the Corporation's receipt of the consideration called for by the applicable resolutions authorizing the issuance of the outstanding class B common stock and LP Units or, in the case of the Option Shares, the applicable stock option award.

        The law covered by this opinion is limited to the General Corporation Law of the State of Delaware.

        Based on and subject to the foregoing, it is our opinion that:

        1.     When the Exchange Shares have been issued by the Corporation upon conversion of the same number of shares of class B common stock, in accordance with the terms of the Corporation's Amended and Restated Certificate of Incorporation, whether in exchange for shares of class B common stock that are currently issued and outstanding or shares of class B common stock that are issued upon receipt by the Corporation of one LP Unit for each share of class B common stock, in accordance with the terms of the Amended and Restated Agreement of Limited Partnership of Emergency Medical Services L.P. effective as of December 21, 2005, the Exchange Shares will be validly issued, fully paid and non-assessable.

        2.     The Option Shares are validly issued, fully paid and non-assessable.

        3.     When the Director Shares other than the Option Shares have been issued by the Corporation in accordance with the terms of the applicable stock option award, and the Corporation has received the consideration called for by the applicable stock option award, then such Director Shares will be validly issued, fully paid and non-assessable.

        We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" therein. In giving this opinion, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Kaye Scholer LLP

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  Exhibit 5.1